EXHIBIT 23.1 - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Pre-Effective Amendment No. 3 to the Form SB-2 Registration Statement No. 333-140666 dated February 13, 2007, of my report dated May 11, 2007 relating to the financial statements of Legends Business Group, Inc.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

May 11, 2007